EXHIBIT 10

                                    AGREEMENT

BETWEEN:

         VANCOUVER'S FINEST COFFEE COMPANY Suite 201 - 888 Bute Street Vancouver, B.C.
         Canada V6E 1Y5                                     (HEREINAFTER "VFCC")

AND

         CHINA NETTV CORP.
         830 - 789 West Pender Street
         Vancouver, B.C.
         Canada V6C 1H2                                    (HEREINAFTER "NETTV")

WHEREAS VFCC is a company incorporated in the State of Nevada with an original plan of entering the coffee kiosk business in the Lower Mainland region of British Columbia;

AND WHEREAS NetTV is a BVI incorporated company holding a Letter of Intent with Chengdu Qianfeng Digital Audio/Video Equipment Co. Ltd. to form a joint venture in China to produce Digital Television Transmission Systems and TV Set-Top Boxes

An independent study dated January 19, 2000 by Robert Houston Esq. has indicated that since the coffee kiosk business in the Lower Mainland region of British Columbia no longer presents the potential initially anticipated, VFCC management has decided to seek an alternative line of business. The parties hereby agrees to:

VFCC will acquire 100% of China NetTV Corp., a duly formed company. China NetTV has signed a Letter of Intent to acquire a 51% interest of Chengdu Qianfeng Digital Audio/Video Equipment Co. Ltd.

VFCC directors will transfer six million already issued escrow shares to shareholder of NetTV for 100% of NetTV.

DATED THIS 4TH DAY OF MAY, 2000.

ON BEHALF OF VANCOUVER'S                        ON BEHALF OF
FINEST COFFEE COMPANY                           CHINA NETTV CORP.

/S/ Kirsten Wilson                              /S/ Ernest Cheung
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Kirsten Wilson, President                       Ernest Cheung, President